EXHIBIT 32

CERTIFICATION

By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Professionals Direct, Inc.

Signed this 14th day of August, 2007.

/s/ Stephen M. Tuuk	/s/ Stephen M. Westfield
Stephen M. Tuuk	Stephen M. Westfield
President and Chief Executive Officer (authorized to sign on behalf of the Company)	Vice President of Finance (principal financial and accounting officer)

A signed original of this written statement required by Section 906 has been provided to Professionals Direct, Inc. and will be retained by Professionals Direct, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.